UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)
501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)	63376 (Zip Code)
(636) 474-5000 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Revolving Credit Agreement and Related Agreements

On December 20, 2006, MEMC Electronic Materials, Inc. (the “Company”) entered into Amendment No. 1 (“the Amendment”) of its Revolving Credit Agreement (the “Credit Agreement”), dated as of July 21, 2005, with National City Bank (as successor to National City Bank of the Midwest, “National City Bank”), as a lender, the swing line lender, the issuing bank and the administrative lender, and the other lending institutions signatory thereto as lenders. The Amendment reduces the commitment fee from 0.25% per annum on the unutilized portion of the facility to 0.08% per annum on the total facility. The Amendment also reduces the additional interest rate on borrowings as discussed below from 0.75% per annum to 0.34% per annum. Additionally, the Amendment terminates the Pledge Agreement (the “Pledge Agreement”) dated as of July 21, 2005 executed in connection with the Credit Agreement.

The Credit Agreement has a maturity date of July 21, 2010. Interest on borrowings under the Credit Agreement will be payable at the Company’s election pursuant to the terms of the Credit Agreement, amended as follows: (i) for loans bearing interest at a rate determined by reference to the prime rate, interest shall be calculated at a rate per annum equal to the greater of (a) National City Bank’s publicly announced prime rate and (b) the Federal Funds Effective Rate plus 0.5%; and (ii) for loans bearing interest at a rate determined by reference to the LIBOR rate, interest shall be calculated at a rate per annum equal to LIBOR plus an applicable margin which is currently set at 0.34% (post-Amendment) but which can vary between 0.34% and 0.475% based on the Company’s ratio of consolidated total funded debt to consolidated EBITDA. The Amendment also provides for the Company to pay a commitment fee on the unused portion of the lenders’ commitments under the Credit Agreement (such fee is currently set at 0.08% per annum (post-Amendment) but can vary from 0.08% to 0.15% based on the Company’s ratio of consolidated total funded debt to consolidated EBITDA).

The obligations of the Company under the Credit Agreement are guaranteed by certain subsidiaries of the Company pursuant to a Subsidiary Guaranty dated as of July 21, 2005 among such subsidiaries in favor of National City Bank. The obligations of the Company and the guaranty obligations of the subsidiaries were secured by a pledge of the capital stock of certain domestic and foreign subsidiaries of the Company pursuant to the Pledge Agreement dated as of July 21, 2005 among the Company, the subsidiaries and National City Bank. The Pledge Agreement was terminated pursuant to the terms of the Amendment, and the pledged securities were returned to the Company. No loans are outstanding under the Credit Agreement at the present time.

Item 1.02. Termination of a Material Definitive Agreement.

On December 20, 2006, in connection with the transactions described in Item 1.01 above (all of the information in Item 1.01 being incorporated in this Item 1.02 by this reference), the Company and National City Bank terminated the Pledge Agreement. The pledged securities delivered to National City Bank pursuant to the Pledge Agreement to secure the obligations of the Company under the Credit Agreement were returned to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: December 26, 2006	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer